AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

    This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between SALARIUS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and MARK J. ROSENBLUM (the “Executive”), effective as of February 20, 2024 (the “Effective Date”).

RECITALS:

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement, dated as of April 24, 2020 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing recitals, the promises and mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1.Confirmation and Incorporation of Recitals. The parties hereto agree that the recitals set forth above are true and correct, that they are incorporated into this Amendment and are binding upon the parties hereto.

2.Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Employment Agreement.

3.Amendment to Employment Agreement. Section 5(c)(i) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(i)     The Company shall pay to Executive, at the election of Executive in Executive’s sole discretion, (A) an amount equal to nine (9) months of Executive’s then current Base Salary (less applicable payroll deductions), paid in equal installments over such period following such termination in accordance with the Company’s regular payroll practices; provided that to the extent that the payment of any amount constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any such payment scheduled to occur during the first sixty (60) days following the termination of employment will not be paid until the first regularly scheduled payroll date following the sixtieth (60th) day following such termination and will include payment of any amount that was otherwise scheduled to be paid prior thereto, or (B) a lump-sum amount equal to nine (9) months of Executive’s then current Base Salary (less applicable payroll deductions) on the first regularly scheduled pay date of the Company processed after Executive has executed, delivered to the Company and not revoked the Release. Executive shall notify the Company within three (3) of days following Executive’s last day of employment with the Company which option, pursuant to Section 5(c)(i)(A) or 5(c)(i)(B), Executive elects.”

4.Ratification. Except as hereby amended, the Employment Agreement shall remain unmodified and, as hereby amended, is ratified and affirmed and is in full force and effect.

5.References. All references to the Employment Agreement shall be deemed to be references to the Employment Agreement as amended hereby.

6.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

7.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute the same agreement. The signature of any of the parties may be delivered and made by original, facsimile, portable document format (pdf, or other electronic means capable of creating a printable copy, and each such signature shall be treated as an original signature for all purposes.

[Signature Page Attached]

    IT WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the Effective Date.

                        COMPANY:

SALARIUS PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ David J. Arthur
Name:    David J. Arthur
Title:    Chief Executive Officer

                        EXECUTIVE:

                        /s/ Mark J. Rosenblum
                        Mark J. Rosenblum

Signature Page to Amendment